UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 693-7120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants Below

John M. McManus, Esq.

Executive Vice President, General Counsel and Secretary

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 693-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities(3)
Warrants
Units
Rights to Purchase Common Stock
Securities Purchase Contracts

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. There are being registered under this Registration Statement such indeterminate principal amount or number of shares of common stock, debt securities, guarantees of debt securities, warrants, units rights to purchase common stock and securities purchase contracts as may be sold by the registrants or by selling securityholders from time to time. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion or exchange of any debt securities registered hereunder that provide for conversion or exchange or upon exercise of warrants. No separate consideration will be received for the common stock issued upon such conversion or exchange. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, anti-dilution adjustments, stock dividends, or similar transactions.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)	Guarantees of debt securities may be issued by those direct and indirect subsidiaries of MGM Resorts International listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
350 Leasing Company I, LLC	Nevada	26-0257649
350 Leasing Company II, LLC	Nevada	26-0881385
450 Leasing Company I, LLC	Nevada	80-0562797
550 Leasing Company I, LLC	Nevada	88-0121916
550 Leasing Company II, LLC	Nevada	27-2301518
AC Holding Corp.	Nevada	88-0220212
AC Holding Corp. II	Nevada	88-0220229
Arena Land Holdings, LLC	Nevada	80-0935801
Aria Resort & Casino, LLC	Nevada	20-5396350
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	88-0340296
Bellagio, LLC, dba Bellagio	Nevada	94-3373852
Bungalow, Inc.	Mississippi	64-0410882
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas Circus Circus Hotel and Casino-Reno and Slots-A-Fun Casino	Nevada	88-0191825
CityCenter Facilities Management, LLC	Nevada	27-3246985
CityCenter Realty Corporation	Nevada	20-5106648
Destron, Inc.	Nevada	88-0234293
Diamond Gold, Inc.	Nevada	88-0242688
Galleon, Inc.	Nevada	88-0307225
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	88-0433152
Gold Strike L.V.	Nevada	88-0230231
Grand Laundry, Inc.	Nevada	88-0298834
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	88-0223200
Jean Development North, LLC	Nevada	88-0312945
Jean Development West, LLC	Nevada	88-0241415
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	88-0269160
Las Vegas Arena Management, LLC	Nevada	47-1343574
LV Concrete Corp.	Nevada	88-0337406
MAC, Corp.	New Jersey	22-3424950
Mandalay Corp., dba Mandalay Bay Resort and Casino	Nevada	88-0384693
Mandalay Employment, LLC	Nevada	26-2196014
Mandalay Place	Nevada	88-0383769
Mandalay Resort Group	Nevada	88-0121916
Metropolitan Marketing, LLC	Nevada	22-3756320
MGM Grand Condominiums, LLC	Nevada	55-0806676
MGM Grand Condominiums II, LLC	Nevada	20-2116101
MGM Grand Condominiums III, LLC	Nevada	05-0627790
MGM Grand Detroit, Inc.	Delaware	91-1829051
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	94-3373856
MGM Hospitality, LLC	Nevada	20-8588249
MGM International, LLC	Nevada	20-5581298
MGM Resorts Advertising, Inc.	Nevada	88-0162200
MGM Resorts Aircraft Holdings, LLC	Nevada	11-3739807
MGM Resorts Arena Holdings, LLC	Nevada	80-0934685
MGM Resorts Aviation Corp.	Nevada	88-0173596
MGM Resorts Corporate Services	Nevada	88-0225681
MGM Resorts Development, LLC	Nevada	88-0368826
MGM Resorts Festival Grounds, LLC	Nevada	90-0989374
MGM Resorts Festival Grounds II, LLC	Nevada	46-5544886
MGM Resorts International Design	Nevada	88-0406202
MGM Resorts International Global Gaming Development, LLC	Nevada	26-3463682
MGM Resorts International Marketing, Inc.	Nevada	86-0868640
MGM Resorts International Operations, Inc.	Nevada	88-0471660
MGM Resorts Land Holdings, LLC	Nevada	51-0649237

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MGM Resorts Macao, LLC	Nevada	88-0512367
MGM Resorts Management and Technical Services, LLC	Nevada	20-4986873
MGM Resorts Manufacturing Corp.	Nevada	88-0195439
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	64-0831942
MGM Resorts Online, LLC	Nevada	45-3690532
MGM Resorts Regional Operations, LLC	Nevada	47-1729937
MGM Resorts Retail	Nevada	88-0385232
MGM Resorts Sub 1, LLC	Nevada	47-1743577
MGM Resorts Sub 2, LLC	Nevada	47-1756597
MGM Resorts Sub 3, LLC	Nevada	47-1777621
MGM Resorts Sub 4, LLC	Nevada	47-1783973
MGM Resorts Sub 5, LLC	Nevada	47-1795517
MGM Springfield, LLC	Massachusetts	45-4315066
MH, Inc., dba Shadow Creek	Nevada	88-0245162
Mirage Leasing Corp.	Nevada	88-0424843
Mirage Laundry Services Corp.	Nevada	88-0287118
Mirage Resorts, Incorporated	Nevada	88-0058016
M.I.R. Travel	Nevada	88-0276369
MMNY Land Company, Inc.	New York	33-1043606
MRGS, LLC	Nevada	88-0321295
M.S.E. Investments, Incorporated (“MSE”)	Nevada	88-0142077
Nevada Landing Partnership	Illinois	88-0311065
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	88-0239831
New PRMA Las Vegas, LLC	Nevada	88-0430015
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	88-0329896
New York-New York Tower, LLC	Nevada	84-1646058
OE Pub, LLC	Nevada	27-0940613
Park District Holdings, LLC	Nevada	80-0938347
PRMA, LLC	Nevada	88-0430017
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	88-0325842
Project CC, LLC	Nevada	84-1669056
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	88-0208350
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	88-0237030
Signature Tower 1, LLC	Nevada	20-5382807
Signature Tower 2, LLC	Nevada	26-3300673
Signature Tower 3, LLC	Nevada	26-3300756
The Crystals at CityCenter Management, LLC	Nevada	74-3242574
The Mirage Casino-Hotel, dba The Mirage	Nevada	88-0224157
The Signature Condominiums, LLC	Nevada	33-1129331
Tower B, LLC	Nevada	42-1747200
Tower C, LLC	Nevada	42-1747202
Vendido, LLC	Nevada	45-4205677
Vdara Condo Hotel, LLC	Nevada	20-8277206
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	88-0346764
VidiAd	Nevada	88-0428375
Vintage Land Holdings, LLC	Nevada	20-8920761
Vintage Land Holdings II, LLC	Nevada	26-0181763

*	Each additional registrant is a direct or indirect subsidiary of MGM Resorts International. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120. The name, address, and telephone number of the agent for service for each additional registrant is John M. McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120.

PROSPECTUS

MGM RESORTS INTERNATIONAL

Common Stock

Debt Securities

Guarantees

Warrants

Units

Rights to Purchase Common Stock

Securities Purchase Contracts

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is March 2, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of the such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to MGM Resorts International and its consolidated subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to generate significant cash flow; amounts we will spend in capital expenditures and investments; amounts we will pay under the CityCenter completion guarantee; the opening of strategic resort developments, the estimated costs associated with those developments and the expected components of such developments; and dividends we will receive from MGM China. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•	our substantial indebtedness and significant financial commitments could adversely affect our operations and financial results and impact our ability to satisfy our obligations;

•	current and future economic and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures and investments;

•	restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations may adversely affect our business;

•	the impact on our business of economic and market conditions in the markets in which we operate and in the locations in which our customers reside;

•	restrictions on our ability to have any interest or involvement in gaming businesses in China, Macau, Hong Kong and Taiwan, other than through MGM China;

•	the ability of the Macau government to terminate MGM Grand Paradise’s subconcession under certain circumstances without compensating MGM Grand Paradise or to refuse to grant MGM Grand Paradise an extension of the subconcession, which is scheduled to expire on March 31, 2020;

•	our ability to build and open our development in Cotai by January 2018;

•	the dependence of MGM Macau upon gaming promoters for a significant portion of gaming revenues in Macau;

•	our ability to recognize our foreign tax credit deferred asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	the concentration of a majority of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect gaming receivables;

•	the potential occurrence of impairments to goodwill, indefinite-lived intangible assets, or long-lived assets which could negatively affect our future profits;

•	the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks or acts of war or hostility;

•	the fact that co-investing in our properties, including our investment in CityCenter, decreases our ability to manage risk;

•	the fact that future construction or development projects will be susceptible to substantial development and construction risks;

•	the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that CityCenter has decided to abate the potential for structural collapse of the Harmon Hotel & Spa (the “Harmon”) in the event of a code-level earthquake by demolishing the building, which exposes us to risks in connection with the demolition process;

•	the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the potential that failure to maintain the integrity of our computer systems and internal customer information could result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data;

•	increases in gaming taxes and fees in the jurisdictions in which we operate; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is now a publicly traded company listed on the Hong Kong Stock Exchange.

The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BUSINESS

We are one of the world’s leading global hospitality companies, operating a world-renowned portfolio of destination resort brands. We believe the resorts we own, manage and invest in are among the world’s finest casino resorts. We are a Delaware corporation that acts largely as a holding company; our operations are conducted through our wholly owned subsidiaries.

Our vision is to be the recognized global leader in entertainment and hospitality. To achieve that vision, we:

•	Embrace innovation and diversity to inspire excellence;

•	Reward our employees, invest in our communities and enrich our stakeholders; and

•	Engage, entertain and exceed the expectations of our guests worldwide.

Our mission is to be the leader in entertainment and hospitality through a diverse collection of extraordinary people, distinctive brands and best-in-class destinations.

The following are our strategic objectives:

•	Drive operational and capital structure improvements to enhance shareholder value;

•	Identify and execute on growth and development opportunities in key domestic and international markets to grow global presence;

•	Leverage investments in critical foundational competencies to support a high performance organization; and

•	Continue to solidify our reputation as a global leader in the principles of corporate social responsibility.

We have two reportable segments that are based on the regions in which we operate: wholly owned domestic resorts and MGM China. We currently operate 15 wholly owned resorts in the United States. MGM China’s operations consist of the MGM Macau resort and casino (“MGM Macau”) and the development of a gaming resort in Cotai, Macau. We have additional business activities, including our investments in unconsolidated affiliates and certain other corporate and management operations. CityCenter Holdings, LLC (“CityCenter”) is our most significant unconsolidated affiliate, which we also manage for a fee.

Our corporate office is located at 3600 Las Vegas Boulevard South in Las Vegas, Nevada and our phone number is (702) 693-7120. Our website address is http://www.mgmresorts.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures, subject to the terms of our senior credit facility and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	(2)	3.69X	(2)	1.25X	1.50X

(1)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.
(2)	Earnings were inadequate to cover fixed charges by $1.707 billion and $1.564 billion for the years ended December 31, 2010 and 2012, respectively.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges for all periods presented.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.

Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the SEC. See “Where You Can Find Additional Information” for information on how to obtain a copy.

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule of MGM Resorts International and subsidiaries incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K and the effectiveness of MGM Resorts International’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CityCenter Holdings, LLC incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2013 provided in our Proxy Statement on Schedule 14A filed on April 25, 2014;

•	Our Current Report on Form 8-K filed on January 13, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 11, 2005.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the time that our offering of the notes is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table is an itemization of the fees and expenses incurred or expected to be incurred in connection with the issuance and distribution of the securities being registered. The Registrant will bear all expenses of the offering of the securities registered hereby and all but the SEC registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission Fee	$	*

Printing and Engraving Expenses	$	**

Legal Fees and Expenses	$	**

Accounting Fees and Expenses	$	**

Trustee Fees and Expenses	$	**

Miscellaneous	$	**

Total	$	**

*	In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation of MGM Resorts International provides that MGM Resorts International will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to MGM Resorts International or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Article II, Section 12 of the Bylaws of MGM Resorts International provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

The law of the state of incorporation and/or the provisions of the certificates of incorporation, the bylaws, the limited liability company agreements or the general partnership agreements, as applicable, of all of the subsidiaries listed in the “Table of Additional Registrants” included in the Registration Statement, provide for the limitation of liability and indemnification of officers, directors, managers and persons performing similar functions, as applicable, of the subsidiaries similar to those described above.

MGM Resorts International maintains standard policies of directors’ and officers’ liability insurance. The Registrant also has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements MGM Resorts International will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact they were directors and officers of MGM Resorts International.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of MGM Resorts International, dated June 14, 2011 (incorporated by reference to Exhibit 3.1 to MGM Resorts International’s Quarterly Report on Form 10-Q filed on August 9, 2011)

4.2	Amended and Restated Bylaws of MGM Resorts International (incorporated by reference to Exhibit 3.1 to MGM Resorts International’s Current Report on Form 8-K filed on August 23, 2013)

4.3	Indenture dated March 22, 2012, between MGM Resorts International and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to MGM Resorts International’s Current Report on Form 8-K filed on March 22, 2012)

4.4	Form of Debt Security*

4.5	Form of Guarantee*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant*

4.8	Form of Rights Agreement*

4.9	Form of Stock Purchase Agreement*

4.10	Form of Unit Agreement*

5.1	Opinion of Milbank, Tweed, Hadley and McCloy**

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference Exhibit 12.1 to MGM Resorts International’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 2, 2015)

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm to MGM Resorts International**

23.2	Consent of Deloitte & Touche LLP, independent auditors to CityCenter Holdings, LLC**

23.3	Consent of Milbank, Tweed, Hadley and McCloy LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature pages to the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, to act as trustee under the Indenture**

*	To be filed by amendment or as an exhibit to a document filed by MGM Resorts International under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

3. The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6. To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

7. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS INTERNATIONAL

By:	/s/ JAMES J. MURREN
James J. Murren
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	Chairman of the Board and Chief Executive Officer
James J. Murren	(Principal Executive Officer)

/s/ ROBERT H. BALDWIN
Robert H. Baldwin	Chief Design and Construction Officer and Director

/s/ DANIEL J. D’ARRIGO	Executive Vice President, Chief Financial Officer and Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer)

/s/ ROBERT C. SELWOOD	Executive Vice President and Chief Accounting Officer
Robert C. Selwood	(Principal Accounting Officer)

/s/ WILLIAM A. BIBLE
William A. Bible	Director

/s/ ALEXIS M. HERMAN
Alexis M. Herman	Director

SIGNATURE	TITLE
/s/ ROLAND HERNANDEZ
Roland Hernandez	Director

/s/ WILLIAM GROUNDS
William Grounds	Director

/s/ ANTHONY MANDEKIC
Anthony Mandekic	Director

/s/ ROSE MCKINNEY-JAMES
Rose McKinney-James	Director

/s/ DANIEL J. TAYLOR
Daniel J. Taylor	Director

/s/ GREG SPIERKEL
Greg Spierkel	Director

/s/ MARY CHRIS GAY
Mary Chris Gay	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

AC HOLDING CORP.
AC HOLDING CORP II
DIAMOND GOLD, INC.
LV CONCRETE CORP.
MANDALAY PLACE
MANDALAY RESORT GROUP
MGM RESORTS CORPORATE SERVICES
MGM RESORTS MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MMNY LAND COMPANY, INC.
M.S.E. INVESTMENTS, INCORPORATED
PRMA LAND DEVELOPMENT COMPANY

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director
James J. Murren	(Principal Executive Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Detroit, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM GRAND DETROIT, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	Chief Executive Officer and Director
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Director

/s/ ANTON NIKODEMUS
Anton Nikodemus	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Aviation Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS AVIATION CORP.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Chief Operating Officer and Director
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Bungalow, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

BUNGALOW, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ GEORGE P. CORCHIS, JR.	President
George P. Corchis, Jr.	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Casinos, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

CIRCUS CIRCUS CASINOS, INC.

By:	/s/ ERIC WOLFMAN
Eric Wolfman
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ DONALD THRASHER	President and Chief Operating Officer
Donald Thrasher	(Principal Executive Officer)

/s/ ERIC WOLFMAN	Vice President and Chief Financial Officer
Eric Wolfman	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Realty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

CITYCENTER REALTY CORPORATION

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President
Robert H. Baldwin	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

DESTRON, INC.
MGM RESORTS INTERNATIONAL MARKETING, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ALBERT FACCINTO, JR.	President and Chief Operating Officer
Albert Faccinto, Jr.	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Galleon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

GALLEON, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY SANDERS	President and Director
Corey Sanders	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ JOHN M. MCMANUS
John M. McManus	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

GRAND LAUNDRY, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA	President
Scott Sibella	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MANDALAY CORP.

By:	/s/ DOUG SANDOVAL
Doug Sandoval
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ CHUCK BOWLING	President and Chief Operating Officer
Chuck Bowling	(Principal Executive Officer)

/s/ DOUG SANDOVAL	Senior Vice President and Chief Financial Officer
Doug Sandoval	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS ADVERTISING, INC.
VIDIAD

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Director
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Design certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS INTERNATIONAL DESIGN

By:	/s/ BLAIR STANERT
Blair Stanert
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President and Chief Operating Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ BLAIR STANERT	Vice President and Chief Financial Officer
Blair Stanert	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Operations, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS INTERNATIONAL OPERATIONS, INC.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Director
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Retail certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS RETAIL

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY SANDERS	President, Chief Operating Officer and Director
Corey Sanders	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

THE MIRAGE CASINO-HOTEL

By:	/s/ TREVOR SCHERRER
Trevor Scherrer
President and Chief Operating Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ TREVOR SCHERRER	President and Chief Operating Officer
Trevor Scherrer	(Principal Executive Officer)

/s/ JANICE FITZPATRICK	Senior Vice President and Chief Financial Officer
Janice Fitzpatrick	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

NEW CASTLE CORP.
RAMPARTS, INC.

By:	/s/ SUZANNE RENEE WEST
Suzanne Renee West
President and Chief Operating Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SUZANNE RENEE WEST	President and Chief Operating Officer
Suzanne Renee West	(Principal Executive Officer)

/s/ PETER LAVOIE	Vice President and Chief Financial Officer of Ramparts, Inc.
Peter LaVoie	(Principal Financial Officer and Principal Accounting Officer)

/s/ SHERI CHERUBINO	Vice President and Chief Financial Officer of New Castle Corp.
Sheri Cherubino	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE	Director
William J. Hornbuckle

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

550 LEASING COMPANY I, LLC
MANDALAY EMPLOYMENT, LLC
By: Mandalay Resort Group
Its: Member

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer of Mandalay Resort Group
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director of Mandalay Resort Group
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer of Mandalay Resort Group
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director Mandalay Resort Group

/s/ COREY SANDERS
Corey Sanders	Director Mandalay Resort Group

Pursuant to the requirements of the Securities Act of 1933, as amended, Nevada Landing Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

NEVADA LANDING PARTNERSHIP
By: M.S.E. Investments, Incorporated
Its: General Partner
By: Diamond Gold, Inc.
Its: General Partner

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer of each General Partner of
Nevada Landing Partnership
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director of each General Partner of Nevada Landing Partnership (Principal Executive Officer)
James J. Murren

/s/ DANIEL J. D’ARRIGO	Treasurer of each General Partner of Nevada Landing Partnership
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE	Director of each General Partner of
William J. Hornbuckle	Nevada Landing Partnership

/s/ COREY SANDERS	Director of each General Partner of
Corey Sanders	Nevada Landing Partnership

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

METROPOLITAN MARKETING, LLC
MGM RESORTS LAND HOLDINGS, LLC
NEW PRMA LAS VEGAS, LLC
PRMA, LLC VINTAGE LAND HOLDINGS, LLC
VINTAGE LAND HOLDINGS II, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Manager
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

350 LEASING COMPANY I, LLC
350 LEASING COMPANY II, LLC
450 LEASING COMPANY I, LLC
550 LEASING COMPANY II, LLC
MGM RESORTS AIRCRAFT HOLDINGS, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Chief Operating Officer
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Online, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS ONLINE, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ TOM MIKULICH	President and Chief Operating Officer
Tom Mikulich	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Global Gaming Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC

By:	/s/ JAMES J. MURREN
James J. Murren
Chief Executive Office and Manager
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	Chief Executive Officer and Manager
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Aria Resort & Casino, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

ARIA RESORT & CASINO, LLC

By:	/s/ WILLIAM BOASBERG
William Boasberg
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President and Chief Operating Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ WILLIAM BOASBERG	Senior Vice President—Chief Financial Officer
William Boasberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MRGS, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MRGS, LLC

By:	/s/ DAVID TSAI
David Tsai
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON	President and Chief Operating Officer
Randy Morton	(Principal Executive Officer)

/s/ DAVID TSAI	Senior Vice President and Chief Financial Officer
David Tsai	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

BEAU RIVAGE RESORTS, INC.
MGM RESORTS MISSISSIPPI, INC.

By:	/s/ GEORGE P. CORCHIS, JR.
George P. Corchis, Jr.
President and Chief Operating Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ GEORGE P. CORCHIS, JR.	President and Chief Operating Officer
George P. Corchis, Jr.	(Principal Executive Officer)

/s/ PAUL HEARD	Vice President and Chief Financial Officer of Beau Rivage Resorts, Inc.
Paul Heard	(Principal Financial Officer and Principal Accounting Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer of MGM Resorts Mississippi, Inc.
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Director

/s/ JAMES J. MURREN
James J. Murren	Director

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director

/s/ ANTON NIKODEMUS
Anton Nikodemus	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

BELLAGIO, LLC

By:	/s/ MICHAEL LONGI
Michael Longi
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON	President and Chief Operating Officer
Randy Morton	(Principal Executive Officer)

/s/ MICHAEL LONGI	Vice President and Chief Financial Officer
Michael Longi	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Facilities Management, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

CITYCENTER FACILITIES MANAGEMENT, LLC

By:	/s/ ROBERT H. BALDWIN
Robert H. Baldwin
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President and Chief Operating Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS DEVELOPMENT, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ KENNETH A. ROSEVEAR	President and Chief Operating Officer
Kenneth A. Rosevear	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

GOLD STRIKE FUEL COMPANY, LLC
JEAN DEVELOPMENT COMPANY, LLC
JEAN DEVELOPMENT NORTH, LLC
JEAN DEVELOPMENT WEST, LLC
JEAN FUEL COMPANY WEST, LLC
RAILROAD PASS INVESTMENT GROUP, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ DONALD THRASHER	President
Donald Thrasher	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Springfield, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM SPRINGFIELD, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Chief Operating Officer
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM GRAND CONDOMINIUMS, LLC
MGM GRAND CONDOMINIUMS II, LLC
MGM GRAND CONDOMINIUMS III, LLC
THE SIGNATURE CONDOMINIUMS, LLC
SIGNATURE TOWER 2, LLC
SIGNATURE TOWER 3, LLC
SIGNATURE TOWER I, LLC
TOWER B, LLC
TOWER C, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA	President
Scott Sibella	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer andPrincipal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM GRAND HOTEL, LLC

By:	/s/ MIKE NEUBECKER
Mike Neubecker
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA	President and Chief Operating Officer
Scott Sibella	(Principal Executive Officer)

/s/ MIKE NEUBECKER	Senior Vice President and Chief Financial Officer
Mike Neubecker	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Hospitality, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM HOSPITALITY, LLC

By:	/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle
President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President
William J. Hornbuckle	(Principal Executive Officer)

/s/ MICHELE ENSIGN	Vice President and Chief Accounting Officer
Michele Ensign	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Management and Technical Services, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC

By:	/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle
President and Chief Operating Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Chief Operating Officer
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM International, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM INTERNATIONAL, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ALBERT FACCINTO, JR.	President and Chief Operating Officer
Albert Faccinto, Jr.	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, New York-New York Tower, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

NEW YORK-NEW YORK HOTEL & CASINO, LLC
NEW YORK-NEW YORK TOWER, LLC

By:	/s/ COURTNEY WENLENDER
Courtney Wenlender
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ CYNTHIA KISER MURPHEY	President and Chief Operating Officer
Cynthia Kiser Murphey	(Principal Executive Officer)

/s/ COURTNEY WENLENDER	Vice President and Chief Financial Officer
Courtney Wenlender	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, OE Pub, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

OE PUB, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY SANDERS	President, Chief Operating Officer and Manager
Corey Sanders	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, The Crystals at CityCenter Management, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

THE CRYSTALS AT CITYCENTER
MANAGEMENT, LLC

By:	/s/ ROBERT H. BALDWIN
Robert H. Baldwin
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President and Chief Executive Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ CHRIS NORDLING	Executive Vice President and Chief Financial Officer
Chris Nordling	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MIRAGE RESORTS, INCORPORATED

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ JOHN M. MCMANUS
John M. McManus	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MAC, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MAC, CORP.

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President, Chief Operating Office and Director
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES J. MURREN
James J. Murren	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Victoria Partners certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

VICTORIA PARTNERS
By: MRGS, LLC
Its: Partner

By:	/s/ DAVID TSAI
David Tsai
Senior Vice President and Chief Financial Officer of MRGS, LLC
(Principal Financial Officer and Principal Accounting Officer)

By: Gold Strike L.V.
Its: Partner
By: Diamond Gold, Inc.
Its: General Partner
By: M.S.E. Investments, Incorporated
Its: General Partner

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer of each General Partner of Gold Strike L.V.
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON	President and Chief Operating Officer of MRGS, LLC
Randy Morton	(Principal Executive Officer)

/s/ JAMES J. MURREN	Manager of MRGS, LLC and President and Director of each
James J. Murren	General Partner of Gold Strike L.V.
(Principal Executive Officer)

/s/ DAVID TSAI	Senior Vice President and Chief Financial Officer of MRGS, LLC
David Tsai	(Principal Financial Officer and Principal Accounting Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer of each General Partner of Gold Strike L.V.
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS	Manager of MRGS, LLC and Director of each
Corey Sanders	General Partner of Gold Strike L.V.

/s/ WILLIAM J. HORNBUCKLE	Director of each General Partner of Gold Strike L.V.
William J. Hornbuckle

Pursuant to the requirements of the Securities Act of 1933, as amended, Project CC, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

PROJECT CC, LLC

By:	/s/ ROBERT H. BALDWIN
Robert H. Baldwin
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	Chief Executive Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ CHRIS NORDLING	Executive Vice President and Chief Financial Officer
Chris Nordling	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Vdara Condo Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

VDARA CONDO HOTEL, LLC

By:	/s/ ROBERT H. BALDWIN
Robert H. Baldwin
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN	President and Chief Executive Officer
Robert H. Baldwin	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Gold Strike L.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

GOLD STRIKE L.V.
By: M.S.E Investments, Incorporation
Its: Partner
By: Diamond Gold, Inc.
Its: Partner

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer of each General Partner of Gold Strike L.V.
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director of each General Partner of Gold Strike L.V.
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer of each General Partner of Gold Strike L.V.
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Director of each General Partner of Gold Strike L.V.

/s/ COREY SANDERS
Corey Sanders	Director of each General Partner of Gold Strike L.V.

Pursuant to the requirements of the Securities Act of 1933, as amended, Vendido, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

VENDIDO, LLC
By: The Signatures Condominiums, LLC
Its: Sole Member

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer of The Signature Condominiums, LLC
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA	President of The Signature Condominiums, LLC
Scott Sibella	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer of The Signature Condominiums, LLC
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager of The Signature Condominiums, LLC

/s/ JAMES J. MURREN
James J. Murren	Manager of The Signature Condominiums, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Macao, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS MACAO, LLC

By:	/s/ DANIEL J. D’ARRIGO
Daniel J. D’Arrigo
Treasurer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Manager
James J. Murren	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Park District Holdings, LLC cerifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

PARK DISTRICT HOLDINGS, LLC

By:	/s/ DONALD THRASHER
Donald Thrasher
President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ DONALD THRASHER	President
Donald Thrasher	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS FESTIVAL GROUNDS, LLC
MGM RESORTS FESTIVAL GROUNDS II, LLC

By:	/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle
President and Chief Operating Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President and Chief Operating Officer
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS ARENA HOLDINGS, LLC
ARENA LAND HOLDINGS, LLC
LAS VEGAS ARENA MANAGEMENT, LLC

By:	/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle
President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Regional Operations, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS REGIONAL OPERATIONS, LLC

By:	/s/ ANTON NIKODEMUS
Anton Nikodemus
President and Chief Operating Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ANTON NIKODEMUS	President and Chief Operating Officer
Anton Nikodemus	(Principal Executive Officer)

/s/ JORGE PEREZ	Senior Vice President and Chief Financial Officer
Jorge Perez	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle	Manager

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 2, 2015.

MGM RESORTS SUB 1, LLC
MGM RESORTS SUB 2, LLC
MGM RESORTS SUB 3, LLC
MGM RESORTS SUB 4, LLC
MGM RESORTS SUB 5, LLC

By:	/s/ WILLIAM J. HORNBUCKLE
William J. Hornbuckle
President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on March 2, 2015 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE	President
William J. Hornbuckle	(Principal Executive Officer)

/s/ DANIEL J. D’ARRIGO	Treasurer
Daniel J. D’Arrigo	(Principal Financial Officer and Principal Accounting Officer)

/s/ COREY SANDERS
Corey Sanders	Manager

/s/ JAMES J. MURREN
James J. Murren	Manager